PROSPECTUS SUPPLEMENT                                         File No. 333-52822
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated January 24, 2001)
Prospectus number: 2209


                            Merrill Lynch & Co., Inc.
                           Medium-Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes

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
Principal Amount:        $45,000,000                                 Original Issue Date:   March 8, 2002

CUSIP Number:            59018YMC2                                   Stated Maturity Date:  March 8, 2005

Interest Calculation:                                                Day Count Convention:
---------------------                                                ---------------------
[x]  Regular Floating Rate Note                                      [x]  Actual/360
[_]  Inverse Floating Rate Note                                      [_]  30/360
     (Fixed Interest Rate):                                          [_]  Actual/Actual


Interest Rate Basis:
--------------------
[x]  LIBOR                                                           [_]  Commercial Paper Rate
[_]  CMT Rate                                                        [_]  Eleventh District Cost of Funds Rate
[_]  Prime Rate                                                      [_]  CD Rate
[_]  Federal Funds Rate                                              [_]  Other (see attached)
[_]  Treasury Rate
   Designated CMT Page:                                              Designated LIBOR Page:
     CMT Telerate Page:                                                LIBOR Telerate Page: 3750
      CMT Reuters Page:                                                 LIBOR Reuters Page:


Index Maturity:          Three Month                                 Minimum Interest Rate:  Not Applicable

Spread:                  0.280%                                      Maximum Interest Rate:  Not Applicable

Initial Interest Rate:   Calculated as if the Original Issue         Spread Multiplier:      Not Applicable
                         Date was an Interest Reset Date
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Interest Reset Dates:    Quarterly, on the 8th of March, June, September and
                         December, commencing on June 8, 2002, subject to
                         modified following business day convention.

Interest Payment Dates:  Quarterly, on the 8th of March, June, September and
                         December, commencing on June 8, 2002, subject to modified following business day convention.

Repayment at the
Option of the Holder:    The Notes cannot be repaid prior to the Stated
                         Maturity Date.

Redemption at the
Option of the Company:   The Notes cannot be redeemed prior to the Stated
                         Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                 JPM Chase Bank

Dated:                   March 5, 2002